As filed with the Securities and Exchange Commission on February 12, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIFE TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0373077 (I.R.S. Employer Identification Number)
5791 Van Allen Way
Carlsbad, California 92008
(760) 603-7200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John A. Cottingham, Esq.
Chief Legal Officer and Secretary
Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008
(760) 603-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson, Esq. Michael E. Sullivan, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	David L. Szekeres Head Counsel, M&A, Governance & Securities Life Technologies Corporation 5791 Van Allen Way Carlsbad, California 92008 (760) 603-7200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer: ☐	Non-accelerated filer: ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities to be Registered	Amount to be	Offering Price Per	Aggregate Offering	Registration
	Registered(1)	Share(2)	Price(3)	Fee(4)
Common Stock, $0.01 par value per share(5)	2,370,586	$47.95	$33,288,185	$2,374

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of the Registrant’s common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	Based upon the average of the high and low prices reported for the Registrant’s common stock on the Nasdaq Global Select Market on February 9, 2010.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c).

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee relating to up to 1,676,359 of the shares of common stock registered hereby which may be issued to the selling stockholders named in this registration statement pursuant to potential earn-out payments with respect to such acquisition. These shares represent the maximum number that may be included in one or more prospectus supplements that the Registrant may file from time to time, and the filing fee(s) with respect to such shares will be paid by the Registrant at the time such prospectus supplement(s), if any, are filed.

(5)	This registration statement also covers the Preferred Stock Purchase Rights, $0.01 par value, issuable in accordance with the Rights Agreement, dated February 27, 2001, between Invitrogen Corporation and Fleet National Bank Rights Agent, as Rights Agent, which are presently attached to and trade with our common stock.

P R O S P E C T U S

2,370,586 Shares

LIFE TECHNOLOGIES CORPORATION

Common Stock

     This prospectus relates to 2,370,586 shares of our common stock which may be sold from time to time by the selling stockholders named herein. The shares of our common stock offered under this prospectus by the selling stockholders were issued (or may be issued) to the selling stockholders by us in connection with our acquisition of BioTrove, Inc., as further described in this prospectus under the heading “Selling Stockholders.”
     We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.
     The selling stockholders, including their respective donees, pledgees, transferees or other successors-in-interest, may sell the common stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders, including their respective donees, pledgees, transferees or other successors-in-interest, may sell the shares in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not be paying any underwriting discounts or commissions in this offering.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol “LIFE.” On February 11, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $47.92 per share.
     Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” on page 3 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2010.

     You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. The prospectus relates to up to 2,370,586 shares of our common stock which the selling stockholders named in this prospectus may sell from time to time. We will not receive any of the proceeds from these sales. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.
     Brokers or dealers should confirm the existence of an exemption from registration or effect a registration in connection with any offer and sale of these shares.
     Unless the context otherwise requires, references in this prospectus to “we,” “us,” and “our” refer to Life Technologies Corporation and its subsidiaries.
     You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
LIFE TECHNOLOGIES CORPORATION
Overview
     Life Technologies Corporation is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, leading to discoveries and developments that better the quality of life.
     On November 21, 2008, Invitrogen Corporation, a predecessor company to Life Technologies, completed the acquisition of Applied Biosystems, Inc. to form a new company called Life Technologies Corporation. Life Technologies employs approximately 9,000 people, has a presence in more than 160 countries, and possesses a rapidly growing intellectual property estate of approximately 3,900 patents and exclusive licenses.
     We deliver a broad range of products and services, including systems, instruments, reagents, and custom services. Our growing portfolio of products includes innovative technologies for capillary electrophoresis based sequencing, next generation sequencing, mass spectrometry, sample preparation, cell culture, RNA interference analysis, functional genomics research, proteomics and cell biology applications, as well as clinical diagnostic applications and water testing analysis. We also give our customers convenient purchasing options through our 3,000 sales and service professionals, e-commerce capabilities and onsite supply center solutions.
     In early 2003, we embarked upon a strategy to complete our product offerings by way of acquired and internally developed technologies. Since that time, we have expanded our overall size and breadth of the products offered by completing over fifteen acquisitions, including the 2009 acquisition of BioTrove, Inc. (also referred to as “BioTrove”), the 2008 acquisition of CellzDirect Inc. and Visigen Biotechnologies, Inc, the 2007 acquisition of Cascade Biologics, Inc. and Genomed GmbH, the 2006 acquisition of Sentigen Holding Corp. and the asset purchase of Xcyte Therapies, Inc., and the 2005 acquisitions of Dynal Biotech Holding AS, BioSource International, Inc., Caltag Laboratories and Zymed Laboratories, Inc. We have also acquired a number of other companies over the past several years. In 2007, we sold the BioReliance Corporation.
     On January 29, 2010 we completed the sale of our mass spectrometry business to Danaher Corporation for $450.0 million in cash, subject to a conventional working capital adjustment.
     We began operations as a California partnership in 1987 and incorporated in California in 1989. In 1997, we reincorporated as a Delaware corporation. Our principal offices are located at 5791 Van Allen Way in Carlsbad, California 92008 and our phone number is (760) 603-7200. Our website address is http://www.lifetechnologies.com. The information on, or accessible through, our website is not part of this prospectus.

THE OFFERING

Issuer	Life Technologies Corporation

Selling Stockholders
Accredited investors who were issued shares of our common stock in a private placement in December 2009 in connection with our acquisition of BioTrove and in a private placement in January 2009 pursuant to the terms of a post-closing working capital adjustment provision contained in the agreement and plan of merger for such acquisition and may receive additional shares of our common stock pursuant to the terms of an earn-out provision contained in such agreement.

Securities offered by Selling Stockholders	Up to 2,370,586 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling stockholders.

Risk Factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 for a discussion of certain factors that you should consider when evaluating an investment in our common stock.

NASDAQ Global Select Market Symbol	“LIFE”

RISK FACTORS
     Before you decide whether to purchase any of our common stock, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Incorporation of Certain Information by Reference.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, including the information we incorporate by reference, contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “can,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “should,” “strategy,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results may differ materially from those set forth in this prospectus or any prospectus supplement, including the information we incorporate by reference, due to the risks and uncertainties inherent in our business, including, without limitation, the following risks:
•	the risks and other factors described under the caption “Risk Factors” under Item 1A of our annual report on Form 10-K and Quarterly Reports on Form 10-Q;

•	the integration of acquired businesses into our operations;

•	general economic and business conditions;

•	industry trends;

•	our assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

•	our funding requirements; and

•	availability, terms and deployment of capital.
     For those statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Private Securities Litigation Reform Act of 1995. You should not rely unduly on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS
     We are not selling any securities under this prospectus and will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling stockholders.
SELLING STOCKHOLDERS
     This prospectus relates to the offer and sale from time to time by the holders of up to 2,370,586 shares of our common stock. Of these shares of our common stock, 692,509 were issued in connection with the closing of our acquisition of BioTrove pursuant to the agreement and plan of merger between us, Boxster Acquisition Corporation, BioTrove and Biocius Holdings, LLC as Sellers’ Representative, dated as of November 10, 2009, which we refer to as the Merger Agreement, and an additional 1,718 were issued pursuant to a post-closing working capital adjustment provision contained in the Merger Agreement. Upon the completion of this acquisition on December 15, 2009, pursuant to the Merger Agreement, Boxster Acquisition Corporation merged with and into BioTrove, followed by the merger of BioTrove with and into a wholly-owned subsidiary of our company, through which BioTrove became a wholly-owned subsidiary of our company. The selling stockholders named in the table below, who are accredited former stockholders of BioTrove, received the shares of our common stock offered hereby as consideration for their holdings in BioTrove. As described below, all or a portion of the remaining 1,676,359 shares of our common stock to which this prospectus relates may be issued to such former stockholders of BioTrove pursuant to an earn-out provision contained in such agreement.
     Pursuant to the terms of the Merger Agreement, we are required to make earn-out payments to the selling stockholders if cumulative revenue related to the sale of certain assets acquired in connection with the merger exceeds a specified amount during the three-year period commencing upon the closing of the acquisition. A portion of any earn-out payment is to be made in shares of our common stock. If the maximum earn-out is achieved, the number of shares of our common stock issuable in respect of the earn-out will be 1,676,359 shares.
     All shares issued, or to be issued, in connection with the acquisition will be valued based upon the closing price of a share of our common stock on the Nasdaq Global Select Market on November 9, 2009, the day immediately preceding the execution of the Merger Agreement, which was $49.87.
     Each accredited selling stockholder is entitled to receive a pro rata share of any earn-out payment based upon their prior holdings of BioTrove’s capital stock. The shares of our common stock representing the earn-out payment are not listed in the selling stockholder table below. Shares of our common stock that may be issued pursuant to the earn-out, if any, will be listed in a prospectus supplement when and if such shares are issued by us to the selling stockholders.
     The shares of our common stock offered pursuant to this prospectus were, or will be, issued to the selling stockholders in transactions that were, or will be, exempt from the registration requirements of the Securities Act.
     As used in this prospectus, the term “selling stockholder” includes each of the selling stockholders listed below, and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act.
     The selling stockholders listed in the table below may offer and sell, pursuant to this prospectus, any or all of such shares of our common stock owned by them and offered hereby in accordance with one or more of the methods of distribution described under the caption “Plan of Distribution.”
     Pursuant to the Merger Agreement, we also agreed to file a registration statement, of which this prospectus is a part, with the Commission to register the shares of our common stock we issued (or will issue) in connection with the acquisition and to keep the registration statement continuously effective until the earlier of (a) such time as all such shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, without volume or manner of sale restrictions.
     The following table sets forth information with respect to each selling stockholder, the number of shares of our common stock owned by such selling stockholder and the number of shares of our common stock owned by such selling stockholder that may be sold pursuant to this prospectus. Because each selling stockholder may sell all or some of such stockholder’s shares of our common stock from time to time under this prospectus, no estimate can be given at this time as to the number of shares of our common stock that will be held by a particular selling stockholder following any particular sale of our common stock by such selling stockholder. Changes in the information concerning the selling stockholders, including as a result of the making of the making of any earn-out payments pursuant to the Merger Agreement, will be set forth in supplements to this prospectus when and if necessary. As of December 31, 2009, there were 180,068,609 shares of our common stock outstanding.

	Shares of Common		Shares of Common
	Stock Beneficially	Number of	Stock Beneficially
	Owned Prior to the	Outstanding Shares	Owned After the
Stockholder	Offering	Being Offered	Offering
Selling stockholders or future donees, pledgees, transferees or other successors-in-interest representing less than 1.0% ownership of our common stock	694,227	694,227	—

     No selling stockholder has had, within the past three years, any position, office or material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors—in—interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales effected after the effective date the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.
     In connection with the sale of our shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required by law).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
     The Company is required to pay certain fees and expenses incurred incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholders, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts or commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without volume or manner of sale restrictions.

LEGAL MATTERS
     The validity of the issuance of the shares of our common stock described herein will be passed upon by Latham & Watkins LLP, San Diego, California.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, which is included in our Current Report on Form 8-K filed on January 29, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Applied Biosystems Inc. incorporated in this Registration Statement and the Prospectus by reference to Applied Biosystems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can request copies of these documents by writing to the Commission and paying a fee for the copying costs. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are available at the Commission’s website at http://www.sec.gov.
     This prospectus is part of a registration statement that we filed with the Commission. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s Internet website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:
•	our annual report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, as amended by our report on Form 10-K/A filed on March 11, 2009;

•	our quarterly reports on Form 10-Q for the three-month periods ended March 31, 2009, June 30, 2009 and September 30, 2009, filed on May 8, 2009, August 6, 2009 and November 5, 2009, respectively;

•	our current reports on Form 8-K and Form 8-K/A filed on January 22, 2009, February 18, 2009, April 16, 2009, April 30, 2009, May 6, 2009, July 27, 2009, July 30, 2009, September 4, 2009, November 10,

2009, November 13, 2009, December 18, 2009, January 22, 2010, January 27, 2010, January 28, 2010, January 29, 2010 and February 5, 2010;

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering;

•	The audited consolidated statement of operations of Applied Biosystems Inc. for the fiscal years ending June 30, 2008, June 30, 2007 and June 30, 2006, consolidated statements of financial position at June 30, 2008 and 2007, consolidated statements of cash flows and consolidated statements of stockholders’ equity, for the fiscal years ended June 30, 2008, 2007 and 2006, the related notes thereto, management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management Report on Internal Controls over Financial Reporting), and the independent registered public accounting firm’s report related thereto included in Applied Biosystems Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008, filed on August 27, 2008; and

•	The unaudited condensed consolidated statements of operations for the three months ended September 30, 2008 and 2007, condensed consolidated statements of financial position at September 30, 2008 and June 30, 2008, condensed consolidated statements of cash flows for the three months ended September 30, 2008 and 2007 and the related notes thereto of Applied Biosystems Inc. included in Applied Biosystems Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008.
     To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission under the Securities Act. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document included as an exhibit hereto or incorporated by reference herein, in each instance, the statement is qualified in all respects by the complete text of the agreement or document.
     These documents may also be accessed on our website at www.lifetechnologies.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
     You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:
Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008
(760) 603-7200
Attention: Investor Relations

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by Life Technologies Corporation in connection with the sale of the common stock being registered hereby. The selling stockholders will not bear any portion of such expenses. All amounts are estimates except the Commission registration fee.

Item	Amount to be paid
Commission registration fee	$2,328
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Printing fees and expenses	5,000
Miscellaneous	2,487

Total	$54,815

Item 15. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law. Life Technologies has obtained liability insurance for the benefit of its directors and officers.
     The restated certificate of incorporation of Life Technologies provides that, to the fullest extent that the Delaware Corporation Law as from time to time in effect permits the limitation or elimination of the liability of directors, no director of Life Technologies shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.
     In addition, Life Technologies has entered into indemnification agreements with each of its executive officers and directors containing provisions that may require Life Technologies, among other things, to indemnify those officers and directors against liabilities that may arise by reason of their status or service as officers or directors. The agreements also provide for Life Technologies to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified. Life Technologies also intends to execute such agreements with its future directors and executive officers.
     These indemnification provisions may be sufficiently broad to permit indemnification of Life Technologies’s officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.
     The foregoing is only a general summary of certain aspects of Delaware Corporation Law and Life Technologies’s restated certificate of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Life Technologies’s restated certificate of incorporation.
     See also the undertakings set out in response to Item 17.
Item 16. Exhibits
     (a) Exhibits
     The attached Exhibit Index is incorporated herein by reference.
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) The undersigned Registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of, and included in, the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Life Technologies Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on the 11th day of February, 2010.

LIFE TECHNOLOGIES CORPORATION
By:	/s/ David F.Hoffmeister
David F. Hoffmeister
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Cottingham and David Szekeres, and each or either of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gregory T. Lucier	Chairman and Chief Executive Officer	February 11, 2010
Gregory T. Lucier	(Principal Executive Officer)

/s/ David F. Hoffmeister	Chief Financial Officer	February 11, 2010
David F. Hoffmeister	(Principal Financial Officer)

/s/ Kelli A. Richard	Chief Accounting Officer	February 11, 2010
Kelli A. Richard	(Principal Accounting Officer)

/s/ George F. Adam, Jr.	Director	February 11, 2010
George F. Adam, Jr.

/s/ Raymond V. Dittamore	Director	February 11, 2010
Raymond V. Dittamore

/s/ Donald W. Grimm	Director	February 11, 2010
Donald W. Grimm

/s/ Balakrishnan S. Iyer	Director	February 11, 2010
Balakrishnan S. Iyer

/s/ Arnold J. Levine, Ph.D.	Director	February 11, 2010
Arnold J. Levine, Ph.D.

/s/ William H. Longfield	Director	February 11, 2010
William H. Longfield

/s/ Bradley G. Lorimier	Director	February 11, 2010
Bradley G. Lorimier

Signature	Title	Date
/s/ Ronald A. Matricaria	Director	February 11, 2010
Ronald A. Matricaria

/s/ Per A. Peterson, Ph.D.	Director	February 11, 2010
Per A. Peterson, Ph.D.

/s/ W. Ann Reynolds, Ph.D.	Director	February 11, 2010
W. Ann Reynolds, Ph.D.

/s/ William S. Shanahan	Director	February 11, 2010
William S. Shanahan

/s/ David C. U’Prichard, Ph.D.	Director	February 11, 2010
David C. U’Prichard, Ph.D.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1(1)	Restated Certificate of Incorporation.
4.2(2)	Third Amended and Restated Bylaws.
4.3(3)	Specimen Common Stock Certificate.
5.1±	Opinion of Latham & Watkins LLP.
23.1±	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2±	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3±	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1±	Power of Attorney (included on the signature page to this registration statement).

±	Included in this registration statement.

(1)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-25317) for the year ended December 31, 2008, as filed with the Commission on March 2, 2009.

(2)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Amendment to Form 10-K on Form 10-K/A (File No. 000-25317) as filed with the Commission on March 11, 2009.

(3)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-68665) as filed with the Commission on December 10, 1998.